UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2026

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 SPIRES WAY

FREDERICK, Maryland 21701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 525-1698

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2026, the shareholders of TOMI Environmental Solutions, Inc. (the “Company”) holding a majority of the voting power of the Company’s Voting Stock approved via written consent the execution of one or more reverse stock splits of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock” and together with the Common Stock, the “Voting Stock”) at a ratio within the range of 1-for-3 to 1-for-6, with such timing and ratios to be determined in the discretion of the Board of Directors of the Company (the “Board”). This approval was reported on an Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 5, 2026, which became effective on June 30, 2026.

Pursuant to such authority granted by the Company’s shareholders, on May 19, 2026, the Company’s management approved a reverse stock split of 1-for-3 (1:3) (the “Reverse Stock Split”) of the Voting Stock. The Company’s pre-split shares outstanding as of June 30, 2026, was 24,427,465. On July 17, 2026, the Company filed the articles of amendment to amend the Company’s Restated Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Florida, with an effective date of July 20, 2026 (the “Effective Date”). The Reverse Stock Split will become effective at the start of trading on July 20, 2026 (the “Effective Time”).

When the Reverse Stock Split becomes effective, every three (3) shares of the Company’s issued and outstanding Voting Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Voting Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding stock options and warrants in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such stock options and warrants. Restricted stock units will be adjusted to reflect the reduced number of underlying shares. The Reverse Stock Split did not change the Company’s total number of authorized shares of Common Stock or Preferred Stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-Reverse Stock Split Voting Stock in lieu of such fractional share.

Continental Stock Transfer and Trust is acting as exchange agent for the Reverse Stock Split and will notify shareholders of record regarding the Reverse Stock Split. Shareholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on July 20, 2026, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 890023302.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation of the Registrant, effective July 20, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026	TOMI ENVIRONMENTAL SOLUTIONS, INC.

	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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